Exhibit 10.5

PAR PETROLEUM CORPORATION

AWARD OF RESTRICTED STOCK

(Employee)

In this Award, Par Petroleum Corporation (the “Company”) grants to [name] (the “Participant”), an Employee, Restricted Stock under the Par Petroleum Corporation 2012 Long Term Incentive Plan (“Plan”). This Award of Restricted Stock is governed by the terms of this Award document and the Plan. All capitalized terms not defined in this Award shall have the meaning of such terms as provided in the Plan.

1. The “Date of Grant” is [            ].

2. The number of shares of Restricted Stock granted is [            ].

3. The Restricted Stock granted in this Award shall vest as follows:

The Participant shall not be entitled to any shares of the Restricted Stock and such shares cannot be transferred unless he or she is continuously in Service from the Grant Date through the Determination Date, as defined herein. The actual number of shares of Restricted Stock that may be vested and issued will be determined by the Committee on the date and as provided under the Par Petroleum Corporation Discretionary Long Term Incentive Plan for 2014 (the “Determination Date”) and shall be specified by the Committee on Exhibit A of this Award (the “Total Number”). Any Shares of Restricted Stock under item 2 that are not specified by the Committee as the Total Number on Exhibit A shall be forfeited and the Participant shall have no rights with respect to such Restricted Stock.

Subject to item 4 below, Participant shall not become vested in any of the Total Number of Restricted Stock unless he or she is continuously employed with the Company or a Company Affiliate from the Date of Grant through the following applicable Vesting Date, and Participant may not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of any of the Total Number of Restricted Stock until such Restricted Stock become Vested as provided herein. The transfer restrictions and substantial risk of forfeiture imposed in the foregoing sentence shall lapse with respect to the percentage of the Total Number on the following applicable dates (each a “Vesting Date”): as to 33.3% of the Restricted Stock on the first anniversary of the Determination Date, as to 33.3% of the Restricted Stock on the second anniversary of the Determination Date and as to 33.4% on the third anniversary of the Determination Date. The Restricted Stock as to which such restrictions so lapse are referred to as “Vested.”

4. Other Vesting Events after the Determination Date are as follows:

Notwithstanding the foregoing vesting schedule in item 3, the Total Number of shares of outstanding Restricted Stock will be 100% Vested upon any one of the following “Vesting Events” [that occur after the Determination Date]: (a) Participant’s termination of employment with the Company and its Affiliates due to death, or Disability, (b) the Participant’s termination of employment by the Company and its Affiliates without Cause or (c) upon a Change in Control. The date of the Participant’s termination of employment with the Company and its Affiliates on account of one of the Vesting Events shall be the Vesting Date for purposes of this Award. The date of the Change in Control shall be the Vesting Date for purposes of this Award.

5. Other Terms and Conditions:

(a) No Fractional Shares. All provisions of this Award concern whole shares of Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

(b) Not an Employment or Service Agreement. This Award is not an employment agreement, and this Award shall not be, and no provision of this Award shall be construed or interpreted to create any right of Participant to continue employment with or provide services to the Company or any of its Affiliates.

(c) Independent Tax Advice and Acknowledgments. Participant has been advised and Participant hereby acknowledges that he or she has been advised to obtain independent legal and tax advice regarding this Award, the grant of the Restricted Stock and the disposition of such shares, including, without limitation, the election available under Section 83(b) of the Internal Revenue Code. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of the Plan and this Award.

(d) The Participant will be entitled to receive all dividends and shall have all voting and future offering rights as other Company stockholders with respect to the Total Number of shares Restricted Stock.

(e) The Committee has determined in connection with this Award that in the event that a Section 83(b) election is not made, the Participant may elect to have the Company withhold that number of shares of Restricted Stock otherwise deliverable to the Participant when such shares become Vested or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value on the date of Vesting equal to the minimum amount required to be withheld for taxes as a result of such exercise. The election must be made in writing and must be delivered to the Company prior to the date of Vesting. If the number of shares so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part by the Committee.

The Restricted Stock granted hereunder will be subject to all applicable federal, state and local taxes domestic and foreign and withholding requirements (including, without limitation, any withholding required under any other employee benefit plan maintained by the Company or a Company Affiliate). The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Award.

PARTICIPANT: Name

Signature:
Date:

PAR PETROLEUM CORPORATION

By:
Date:

EXHIBIT A

Total Number of Shares